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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3ASR (No. 333-161032) and Form S-8 (No. 333-161024, No. 333-144177, No. 333-124853, No. 333-119846, No. 333-105803, No. 333-61336 and No. 333-47768) of Charles River Laboratories International, Inc. of our report dated February 23, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 23, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM